EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT
THIRD AMENDMENT, dated as of May 22, 2018 (this “Amendment”), to the Credit Agreement, dated as of August 30, 2016 (as amended by the First Amendment to Credit Agreement, dated as of March 1, 2017 (the “First Amendment”) and by the Second Amendment to Credit Agreement dated as of November 21, 2017 (the “Second Amendment”) and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESH Hospitality, Inc. (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent and L/C Issuer.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the outstanding Initial Term Loans (including, for the avoidance of doubt, the Second Repriced Term Loans made or continued pursuant to the Second Amendment) be refinanced with a new term facility (the “Refinancing Term Facility”) in accordance with Section 2.15 of the Credit Agreement by obtaining Repriced Term Commitments (as defined in Section 4 of this Amendment) and having existing Initial Term Loans be continued as provided herein;

WHEREAS, the loans under the Refinancing Term Facility (the “Third Repriced Term Loans”) will replace and refinance the currently outstanding Initial Term Loans;

WHEREAS, except as otherwise provided herein, the Third Repriced Term Loans will have the same terms as the Initial Term Loans currently outstanding under the Credit Agreement;

WHEREAS, each existing Term Lender that executes and delivers a Lender Addendum (Cashless Roll) attached hereto (a “Lender Addendum (Cashless Roll)”) and in connection therewith agrees to continue all of its outstanding Initial Term Loans as Third Repriced Term Loans (such continued Initial Term Loans, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all of its existing Initial Term Loans (such existing Initial Term Loans, the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) outstanding on the Third Amendment Effective Date (as defined below) as Third Repriced Term Loans in a principal amount equal to the aggregate principal amount of such Existing Term Loans so continued (or such lesser amount as notified to such Lender by the Administrative Agent prior to the Third Amendment Effective Date);

WHEREAS, subject to the preceding recitals, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers a Lender Addendum

(Additional Term Lender) attached hereto (a “Lender Addendum (Additional Term Lender)” and, together with a Lender Addendum (Cashless Roll), a “Lender Addendum”) and agrees in connection therewith to make Third Repriced Term Loans (collectively, the “Additional Term Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) commit to make Third Repriced Term Loans to the Borrower on the Third Amendment Effective Date (the “Additional Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Term Lender;

WHEREAS, the proceeds of the Additional Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as Third Repriced Term Loans by Continuing Term Lenders;

WHEREAS, the Continuing Term Lenders and the Additional Term Lenders (collectively, the “Repriced Term Lenders”) are severally willing to continue their Existing Term Loans as Third Repriced Term Loans and/or to make Third Repriced Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment;

WHEREAS, Section 2.15(d) of the Credit Agreement permits the Borrower to amend the Credit Agreement and other Loan Documents with the written consent of the Administrative Agent and the Repriced Term Lenders (i) to refinance the Existing Term Loans with the proceeds of the Third Repriced Term Loans, which constitute Refinancing Term Loans under the Credit Agreement and (ii) to effect such other amendments to the Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 2.15 of the Credit Agreement; and

WHEREAS, the Borrower, the Repriced Term Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
SECTION 2.    Amendments to Article I of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:
(a)The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:
“Third Amendment” means the Third Amendment to this Agreement, dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means May 22, 2018.

“Third Repriced Term Loans” has the meaning assigned to such term in the Third Amendment.

(b)Clause (a) of the definition of “Applicable Rate” is hereby amended and restated in its entirety as follows:
with respect to the Initial Term Loans, a percentage per annum which is applicable at such time by reference to the then applicable Rating Level Period as set forth in the pricing schedule immediately below:

Applicable Rate
Eurocurrency Rate Loans Level 2 Period	Base Rate Loans Level 2 Period	Eurocurrency Rate Loans Level 1 Period	Base Rate Loans Level 1 Period
2.00%	1.00%	1.75%	0.75%
Each change in the Applicable Rate resulting from a Rating Level Change shall be effective commencing on the effective date of such Rating Level Change.
(c)The definition of “Initial Term Commitment” is hereby amended and restated in its entirety as follows:
“Initial Term Commitment” means, as to each Term Lender, its obligation: (i) prior to the First Amendment Effective Date, to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) on the Closing Date in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 1.01A under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14), (ii) on or after the First Amendment Effective Date but prior to the Second Amendment Effective Date, (a) to continue its Existing Term Loans (as defined in the First Amendment) as a Repriced Term Loan or (b) to make a Repriced Term Loan in the amount provided for in the First Amendment or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14); or (iii) on or after the Second Amendment Effective Date but prior to the Third Amendment Effective Date, (a) to continue its Existing Term Loans (as defined in the Second Amendment) as a Second Repriced Term Loan or (b) to make a Second Repriced Term Loan in the amount provided for in the Second Amendment or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14) or

(iv) on or after the Third Amendment Effective Date, (a) to continue its Existing Term Loans (as defined in the Third Amendment) as a Third Repriced Term Loan or (b) to make a Third Repriced Term Loan in the amount provided for in the Third Amendment or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate amount of the Initial Term Commitments on, and after giving effect to, the Third Amendment Effective Date is $1,220,747,297.02.
(d)The definition of “Initial Term Loans” is hereby amended and restated in its entirety as follows:
“Initial Term Loans” means (i) prior to the First Amendment Effective Date, the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a), (ii) on and after the First Amendment Effective Date but prior to the Second Amendment Effective Date, any Repriced Term Loans made or continued pursuant to the First Amendment, (iii) on and after the Second Amendment Effective Date but prior to the Third Amendment Effective Date, any Second Repriced Term Loans made or continued pursuant to the Second Amendment or (iv) on and after the Third Amendment Effective Date, any Third Repriced Term Loans made or continued pursuant to the Third Amendment.
(e)The definition of “Rating Level Period” is hereby amended and restated in its entirety as follows:
“Rating Level Period” means, as of any period, the level set forth below as then in effect, as determined in accordance with the following provisions of this definition:
“Level 1 Period” means a period during which the Borrower maintains a public corporate family rating better than or equal to BB (with stable or better outlook) from S&P and a public corporate family rating better than or equal to Ba3 (with stable or better outlook) from Moody’s.

“Level 2 Period” means each period other than a Level 1 Period, and shall include each period during which either Moody’s or S&P shall not have in effect a rating (other than because either such rating agency shall no longer be in the business of rating corporate debt obligations).

For purposes of the forgoing, if only one of Moody’s and S&P shall have in effect a rating, the Rating Level Period shall be determined to be the Level 2 Period.

(f)The definition of “Responsible Officer” is hereby amended by replacing the phrase “any document delivered on the Closing Date, the First Amendment Effective Date, or the Second Amendment Effective Date” where used therein with the phrase “any document delivered on the Closing Date, the First Amendment Effective Date, the Second Amendment Effective Date, or the Third Amendment Effective Date”.
SECTION 3.    Amendments to Article II of the Credit Agreement.
(a)Section 2.01(a) of the Credit Agreement is hereby amended as of the Third Amendment Effective Date by adding the following sentence at the end of Section 2.01(a):
“Following the making or continuation thereof, as applicable, on the Third Amendment Effective Date, the Third Repriced Term Loans shall constitute Initial Term Loans and Term Loans, as applicable, in all respects.”
(b)Section 2.05(a)(iv) of the Credit Agreement is hereby amended as of the Third Amendment Effective Date by replacing the phrase “six months after the Second Amendment Effective Date” in each place where used therein with the phrase “six months after the Third Amendment Effective Date”.
(c)Section 2.06(b) of the Credit Agreement is hereby amended as of the Third Amendment Effective Date by replacing the phrase “the Closing Date, the First Amendment Effective Date or the Second Amendment Effective Date, as applicable” where used therein with the phrase “the Closing Date, the First Amendment Effective Date, the Second Amendment Effective Date or the Third Amendment Effective Date, as applicable”.
(d)Clause (i) of Section 2.07(a) of the Credit Agreement is hereby amended and restated as of the Third Amendment Effective Date in its entirety as follows:
“on the last Business Day of each March, June, September and December, commencing with the first quarter after the Third Amendment Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the Third Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and”.
SECTION 4.    Third Repriced Term Loans.
(a)    Subject to the terms and conditions set forth herein (i) each Continuing Term Lender agrees to continue all (or such lesser amount as notified to such Lender by the Administrative Agent prior to the Third Amendment Effective Date) of its Existing Term Loans as a Third Repriced Term Loan on the Third Amendment Effective Date in a principal amount equal to such Continuing Term Lender’s Repriced Term Commitment (as defined below); and (ii) each Additional Term Lender agrees to make a Third Repriced Term Loan on such date to the Borrower in a principal amount equal to such Additional Term Lender’s Repriced Term Commitment. For purposes hereof, a Person shall become a party to the Credit Agreement as amended hereby and a Repriced Term Lender as of the Third Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the Third Amendment Effective Date, a Lender Addendum (Additional Term Lender) in its capacity as a Repriced Term

Lender. For the avoidance of doubt, the Existing Term Loans of a Continuing Term Lender must be continued in whole and may not be continued in part unless approved by the Administrative Agent.
(b)     Each Additional Term Lender will make its Third Repriced Term Loan on the Third Amendment Effective Date by making available to the Administrative Agent, in the manner contemplated by Section 2.02 of the Credit Agreement, an amount equal to its Repriced Term Commitment. The “Repriced Term Commitment” (i) of any Continuing Term Lender will be the amount of its Existing Term Loans as set forth in the Register as of the Third Amendment Effective Date (or such lesser amount as notified to such Lender by the Administrative Agent prior to the Third Amendment Effective Date), which shall be continued as an equal amount of Third Repriced Term Loans, and (ii) of any Additional Term Lender will be such amount (not exceeding any commitment offered by such Additional Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Third Amendment Effective Date. The commitments of the Additional Term Lenders and the continuation undertakings of the Continuing Term Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its Third Repriced Term Loan. The Third Repriced Term Loans may from time to time be Base Rate Loans or Eurocurrency Rate Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.02 of the Credit Agreement. The Lenders having Existing Term Loans that are prepaid in connection with the making of the Third Repriced Term Loans shall be entitled to the benefits of Section 3.05 of the Credit Agreement with respect thereto. The Continuing Term Lenders hereby waive the benefits of Section 3.05 of the Credit Agreement with respect to the continuation of the Continued Term Loans pursuant to this Agreement.
(c)    The obligation of each Repriced Term Lender to make or acquire by continuation Third Repriced Term Loans on the Third Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 5 of this Amendment.
(d)    On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “Initial Term Loans” shall be deemed a reference to the Third Repriced Term Loans contemplated hereby, except as the context may otherwise require. Notwithstanding the foregoing (but except as set forth in Section 4(b) above), the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Lender in respect of such Lender’s Existing Term Loans to the same extent expressly set forth therein.
(e)    The continuation of Continued Term Loans may be implemented pursuant to other procedures specified by the Administrative Agent, including by repayment of Continued Term Loans of a Continuing Term Lender followed by a subsequent assignment to it of Third Repriced Term Loans in the same amount.
(f)    For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of the Administrative Agent, any Lender with Existing Term Loans that are prepaid as contemplated hereby shall, automatically upon receipt of the amount necessary to purchase such Lender’s Existing Term Loans so replaced, at par, and pay all accrued interest thereon, be deemed to have assigned such Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith. The Lenders hereby agree to waive the notice requirements of Sections 2.05(a)(i) of the Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.
SECTION 5.    Effectiveness. The effectiveness of this Amendment and the obligations of each Repriced Term Lender hereunder are subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent (the day on which such conditions are satisfied or waived is herein referred to as the “Third Amendment Effective Date”):
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or .pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)    executed counterparts of this Amendment;
(ii)    executed Lender Addenda by the Continuing Lenders and the Additional Term Lenders;
(iii)    such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (including a certificate attaching the Organization Documents of each Loan Party) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;
(iv)    an opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, New York counsel to the Loan Parties; and
(v)    a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Third Repriced Term Loans) substantially in the form delivered on the Closing Date.
(b)    All fees and expenses due to the Administrative Agent required to be paid on the Third Amendment Effective Date shall have been paid.
(c)    The Administrative Agent shall have received at least three Business Days prior to the Third Amendment Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least 10 days prior to the Third Amendment Effective Date.
(d)    The conditions set forth in Section 4.02 of the Credit Agreement shall have been satisfied as of the Third Amendment Effective Date and the Administrative Agent shall have received a certificate, dated the Third Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.02(i) and 4.02(ii) of the Credit Agreement.
Without limiting the generality of the provisions of Section 9.03(b) of the Credit Agreement for purposes of determining compliance with the conditions specified in this Section 5, each Repriced Term Lender that has signed a Lender Addendum shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Repriced Term Lender prior to the proposed Third Amendment Effective Date specifying its objection thereto.

Notwithstanding any other provisions of this Amendment to the contrary, the Administrative Agent may appoint a fronting lender to act as the sole Additional Term Lender for purposes of facilitating funding on the Third Amendment Effective Date. Accordingly, any Lender Addendum (Additional Term Lender) submitted by or on behalf of an Additional Term Lender other than such fronting lender will be deemed ineffective unless accepted by the Administrative Agent in its sole discretion.

SECTION 6.    Representations and Warranties. The Borrower and each Subsidiary Guarantor hereby represents and warrants to each of the Lenders and the Administrative Agent that as of the Third Amendment Effective Date:
6.1.     This Amendment has been duly authorized, executed and delivered by each Loan Party that is a party hereto. This Amendment, the Credit Agreement, as amended hereby, and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
6.2.    The execution, delivery and performance by each Loan Party of this Amendment, and the consummation of the transactions contemplated hereby, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate or other organizational action, and (c) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (c)(ii)(x), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
6.3.     Each of the representations and warranties of each Loan Party set forth in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date.
SECTION 7.    Effect of Amendment.
7.1.     Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
7.2.     On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
7.3.    Except as expressly provided herein or in the Credit Agreement, the Refinancing Term Facility shall be subject to the terms and provisions of the Credit Agreement and the other Loan Documents.
SECTION 8.    Acknowledgement and Consent. Each Loan Party hereby confirms that (i) all of its obligations, liabilities and indebtedness under the Loan Documents to which it is a party shall remain in full force and effect on a continuous basis regardless of the effectiveness of this Amendment and (ii) all of the Liens and security interests created and arising under the Loan Documents to which it is a party remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement as amended by this Amendment and related guarantees.

SECTION 9.    General.
9.1.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.2.     Costs and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent, the Collateral Agent and the Lead Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Amendment and the consummation and administration of the transactions contemplated hereby (including all Attorney Costs of Skadden, Arps, Slate, Meagher & Flom LLP), in each case to the extent such payment or reimbursement would be required by Section 10.04 of the Credit Agreement.
9.3.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
9.4.    Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.
ESH HOSPITALITY, INC., as Borrower

By:	/s/ Jonathan S. Halkyard Name: Jonathan S. Halkyard Title: Chief Executive Officer and President

SUBSIDIARY GUARANTORS:
CP ESH INVESTORS, LLC
EXTENDED STAY LLC
ESH H PORTFOLIO LLC
ESH SPARTANBURG GROUND LESSEE LLC
ESH ACQUISITIONS HOLDINGS LLC
ESH ACQUISITIONS LLC
ESA ADMINISTRATOR LLC

By: /s/ Jonathan S. Halkyard
Name: Jonathan S. Halkyard
Title: President

[Signature Page to Amendment No. 3]
114177.03-TORSR01A

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Nicholas Hayes Name: Nicholas Hayes Title: Managing Director

By:	/s/ Ryan Corning Name: Ryan Corning Title: Managing Director

[Signature Page to Amendment No. 3]

[Signature Page to Amendment No. 3]
114177.03-TORSR01A

LENDER ADDENDUM (CASHLESS ROLL) TO THE AMENDMENT OF THE
CREDIT AGREEMENT
DATED AS OF AUGUST 30, 2016

This Lender Addendum (Cashless Roll) (this “Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment (the “Amendment”) to the Credit Agreement, dated as of August 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESH Hospitality, Inc. (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent and L/C Issuer. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a Continuing Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Credit Agreement as amended thereby and (B) on the terms and subject to the conditions set forth in the Amendment and the Credit Agreement as amended thereby, to continue its Existing Term Loans as Third Repriced Term Loans pursuant to a cashless roll on the Third Amendment Effective Date in the amount of its Repriced Term Commitment.

Name of Institution:

Executing as a Continuing Term Lender: By: Name: Title: For any institution requiring a second signature line: By: Name: Title:

114177.03-TORSR01A

LENDER ADDENDUM (ADDITIONAL TERM LENDER) TO THE
AMENDMENT OF THE
CREDIT AGREEMENT
DATED AS OF AUGUST 30, 2016

This Lender Addendum (Additional Term Lender) (this “Lender Addendum”) is referred to in, and is a signature page to, the Third Amendment (the “Amendment”) to the Credit Agreement, dated as of August 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESH Hospitality, Inc. (the “Borrower”), the other Guarantors party thereto from time to time, the lenders party thereto from time to time (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), collateral agent and L/C Issuer. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as an Additional Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Credit Agreement as amended thereby, (B) on the terms and subject to the conditions set forth in the Amendment and the Credit Agreement as amended thereby, to make and fund Third Repriced Term Loans on the Third Amendment Effective Date in the amount of such Additional Term Lender’s Repriced Term Commitment and (C) that on the Third Amendment Effective Date it is subject to, and bound by, the terms and conditions of the Credit Agreement and other Loan Documents as a Lender thereunder.

Name of Institution:

Executing as an Additional Term Lender: By: Name: Title: For any institution requiring a second signature line: By: Name: Title:

114177.03-TORSR01A